Exhibit (h)(3)

Exhibit A to the Fund Accounting Servicing Agreement

Fund Names

Separate Series of Amplify ETF Trust

Name of Series

Amplify COWS Covered Call ETF (formerly Amplify Cash Flow High Income ETF)